Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-150129) pertaining to the DARA Biosciences, Inc. 2003 Amended and Restated Employee, Director and Consultant Stock Plan and the DARA Biosciences, Inc. 2008 Employee, Director and Consultant Stock Plan of DARA BioSciences, Inc.,

(2)	Registration Statement (Form S-3 No. 333-150150) of DARA BioSciences, Inc.,

(3)	Registration Statement (Form S-1 No. 333-165884) of DARA BioSciences, Inc.,

(4)	Registration Statement (Form S-1 No. 333-171449) of DARA BioSciences, Inc.,

(5)	Registration Statement (Form S-1 No. 333-179637) of DARA BioSciences, Inc.,

(6)	Registration Statement (Form S-3 No. 333-173098) of DARA BioSciences, Inc.,

and

(7)	Registration Statement (Form S-3 No. 333-186557) of DARA BioSciences, Inc.

of our report dated February 17, 2012, with respect to the consolidated financial statements of DARA BioSciences, Inc. and subsidiaries for the year ended December 31, 2011 included in this Annual Report (Form 10-K) of DARA BioSciences, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina

March 28, 2013